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                                                                   Exhibit 10.AY




                        AGREEMENT FOR RESTRICTED SHARES
                      GRANTED UNDER QUALITY DINING, INC.
                     1997 STOCK OPTION AND INCENTIVE PLAN


          This Agreement has been entered into as of the 15th day of December, 1999 between Quality Dining, Inc., an Indiana corporation (the "Company") and [insert name of Employee], an employee of the Company (the "Employee"), pursuant to the Company's 1997 Stock Option and Incentive Plan (the "Plan") and evidences and sets forth certain terms of the grant to the Employee pursuant to the Plan of an aggregate of [insert total number of shares] Restricted Shares as of the date of this Agreement. Capitalized terms used herein and not defined herein have the meanings set forth in the Plan.

          Section 1. Receipt of Plan; Restricted Shares and this Agreement Subject to Plan. The Employee acknowledges receipt of a copy of the Plan. This Agreement and the Restricted Shares granted to Employee are subject to the terms and conditions of the Plan, all of which are incorporated herein by reference.

          Section 2. Restricted Period; Lapse of Restrictions and Vesting. The Restricted Shares granted in this Agreement shall vest seven (7) years from the date of this Agreement. Notwithstanding the foregoing, of the Restricted Shares granted to the Employee, the restrictions on the specified portions shall lapse and such portion of the shares shall become fully vested and not subject to forfeiture to the Company as follows:

          (a) [insert one-third of total grant] Restricted Shares shall vest when the Market Value of the Company's Common Stock for ten out of 20 consecutive trading days is at least $3.00.

          (b) [insert one-third of total grant] Restricted Shares shall vest when the Market Value of the Company's Common Stock for ten out of 20 consecutive trading days is at least $4.00.

          (c) [insert one-third of total grant] Restricted Shares shall vest when the Market Value of the Company's Common Stock for ten out of 20 consecutive trading days is at least $6.00.

          (d) All of the Restricted Shares granted to Employee under this Agreement shall immediately vest upon a Change in Control, whether or not the event constituting the Change in Control was approved in advance by the Board.

          Section 3. Certificates for Shares. Each certificate representing the Restricted Shares granted to the Employee shall be registered in the name of the Employee and deposited by the Employee, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1997 Stock Option and Incentive Plan of Quality Dining, Inc. and an Agreement for Restricted Shares entered into between the registered owner and Quality Dining, Inc. Copies of such Plan and Agreement are on file in the office of the Secretary of Quality Dining, Inc."

          Upon the lapse of restrictions on any portion of such Restricted Shares, the Company shall promptly deliver a stock certificate for such portion of shares to the Employee.

          Section 4. Transferability. Until such time as the restrictions on the Restricted Shares granted to Employee have lapsed and such shares are no longer subject to forfeiture to the Company, the Employee shall not sell, assign, transfer, pledge or otherwise encumber (a "Transfer") such Restricted Shares. In addition, if any portion of the Restricted Shares vest pursuant to the accelerated vesting provisions of Section 2 above, the Employee shall not Transfer such portion of the shares for a period of one year from the date of accelerated vesting; provided, however, that this lockup period shall immediately terminate upon the death of employee or upon the occurrence of any event constituting a Change in Control under the Plan, whether or not the Board has approved such occurrence.

          Section 5. Termination. If a participant ceases Continuous Service for any reason, including death, before the Restricted Shares have vested, the Participant's rights with respect to the unvested portion of the Restricted Shares shall terminate and be returned to the Company.

          Section 6. 83(b) Election. The Employee agrees not to make any election under Section 83(b) of the Code with respect to any Restricted Shares granted under this Agreement.

          IN WITNESS WHEREOF, this Agreement has been executed by the undersigned thereunto duly authorized as of the date first above written.

                            QUALITY DINING, INC.

                            __________________________________________________
                            By:  John C. Firth
                            Its:  Executive Vice President and General Counsel

                            --------------------------------------------------
                                 [insert name of Employee]

                                    SCHEDULE
                               December 15, 1999


John C. Firth                                                12,868
Patrick J. Barry                                             10,580
James K. Fitzpatrick                                         11,152
Gerald O. Fitzpatrick                                        10,866
David M. Findlay                                              6,756
Lindley E. Burns                                              6,434
Robert C. Hudson                                              5,791
Stephen Marquette                                             4,933
Joseph Olin                                                   6,434
James Kochan                                                  4,718
William Lee                                                   4,718
Christopher Collier                                           3,689
Thomas D. Hanson                                              5,791
Marti'n Miranda                                               4,053
Jeanne Yoder                                                  3,577